Exhibit 99.1

ADVENTRX JOINS THE NEW RUSSELL MICROCAP INDEX

SAN DIEGO - July 5, 2005 - ADVENTRX Pharmaceuticals, Inc. (Amex: ANX) today announced that it has been added to the Russell Investment Group’s new Russell Microcap™ Index. Russell’s final membership lists of reconstituted U.S. indexes are available at: http://www.russell.com/us/indexes/us/membership.asp.

The Russell Microcap Index is comprised of the smallest 1,000 securities in the small-cap Russell 2000® Index plus the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. According to Russell, the Microcap Index was designed to offer managers and other investors a comprehensive, unbiased barometer to compare their performance against the genuine microcap marketplace of stocks.

According to Russell, their indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. More than $2.5 trillion in assets currently are benchmarked to them. Investment managers who oversee these funds purchase shares of member stocks according to that company’s weighting in the particular index.

Companies added to the Russell Microcap Index were ranked as of May 31 by total market capitalization and weighted based on free-float adjustment, an integral aspect of Russell index methodology. Free-float adjustment means stocks are weighted by their available market capitalization, which is calculated by multiplying the closing price by the available shares.

About ADVENTRX
ADVENTRX Pharmaceuticals is a biopharmaceutical research and development company focused on introducing new technologies for anticancer and antiviral treatments that improve the performance and safety of existing drugs, by addressing significant problems such as drug metabolism, toxicity, bioavailability or resistance. The Company’s lead compound, CoFactor, is a biomodulator of 5-fluorouracil (5-FU), a widely used cancer chemotherapy. CoFactor is currently being tested with 5-FU in a US-based Phase II and an EU-based Phase IIb clinical trial as a first line treatment of metastatic colorectal cancer. In addition, CoFactor has received clearance under a special protocol assessment from the US FDA to begin a Phase III pivotal clinical trial for metastatic colorectal cancer. More information can be found on the Company's Web site at www.adventrx.com.

About Russell Investment Group
Russell, a global leader in multi-manager investment services, provides investment products and services in more than 39 countries. Russell manages more than $135 billion in assets and advises clients worldwide representing $2.3 trillion. Founded in 1936, Russell is a subsidiary of Northwestern Mutual and is headquartered in Tacoma, Wash., with additional offices in New York, Toronto, London, Paris, Singapore, Sydney, Auckland and Tokyo.

Forward Looking Statement
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are made based on management's current expectations and beliefs. Actual results may vary from those currently anticipated based upon a number of factors, including uncertainties inherent in the drug development process, the timing and success of clinical trials, the validity of research results, and the receipt of necessary approvals from the U.S. Food and Drug Administration (FDA) and other regulatory agencies. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s last quarterly report on Form 10-Q, as well as other reports that the Company files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to release publicly any revisions, which may be made to reflect events or circumstances after the date hereof.

Contact:
ADVENTRX Pharmaceuticals
Andrea Lynn
858-552-0866
Investor Contact:
Lippert Heilshorn & Associates
Jody Cain (jcain@lhai.com)
Brandi Floberg (bfloberg@lhai.com)
310-691-7100

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